Exhibit 31
DaimlerChrysler
CERTIFICATION

DaimlerChrysler
Financial Services
     I, Gene Nelson, the Vice President of Corporate Finance of DaimlerChrysler Financial Services Americas LLC, the Servicer of DaimlerChrysler Auto Trust 2007-A, certify that:
1) I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of DaimlerChrysler Auto Trust 2007-A (the “Exchange Act periodic reports”);
2) Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3) Based on my knowledge, all of the distributions, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4) I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the servicing agreement in all material respects; and
5) All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Citibank, N. A.
Date: March 25, 2008

/s/ Eugene G. Nelson

Eugene G. Nelson
Vice President, Corporate Finance
DaimlerChrysler Financial Services Americas LLC, as
Servicer of DaimlerChrysler Auto Trust 2007-A

DaimlerChrysler Financial Services
Americas LLC
27777 Inkster Road
Farmington Hills, MI 48334-5326
DaimlerChrysler Financial Services Group	www.daimlerchryslerservices.com